Exhibit 3.1
CERTIFICATE OF DESIGNATIONS
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
SAFEWAY INC.
(Pursuant to Section 151 of the
Delaware General Corporation Law)
____________________________
Safeway Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) as required by Section 151 of the General Corporation Law at a meeting duly called and held on September 16, 2013.
RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board hereby creates a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:
Section 1.    Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred”) and the number of shares constituting the Series A Preferred shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred.
Section 2.    Dividends and Distributions.
(A)    Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series A Preferred, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)    The Corporation shall declare a dividend or distribution on the Series A Preferred as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred shall nevertheless be payable (with any such payment being within the discretion of the Board) on such subsequent Quarterly Dividend Payment Date.
(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.
Section 3.    Voting Rights. The holders of shares of Series A Preferred shall have the following voting rights:
(A)    Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number

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by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)    Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
(C)    Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
(D)    If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at such meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Preferred have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred being entitled to cast a number of votes per share of Series A Preferred as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(D). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Preferred at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(D) shall be in addition to any other voting rights granted to the holders of the Series A Preferred in this Section 3.
Section 4.    Certain Restrictions.
(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding shall have been paid in full, the Corporation shall not:

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(i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred;
(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except dividends paid ratably on the Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred; or
(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5.    Reacquired Shares. Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
Section 6.    Liquidation, Dissolution or Winding Up.
(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred unless, prior thereto, the holders of Series A Preferred shall have received an amount per share (the “Series A Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times

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the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except distributions made ratably on the Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series A Preferred were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.
(B)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred and the holders of such parity shares in proportion to their respective liquidation preferences.
(C)    Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
Section 7.    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8.    No Redemption. The Series A Preferred shall not be redeemable by the Corporation.

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Section 9.    Rank. The Series A Preferred shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred.
Section 10.    Amendment. At any time any shares of Series A Preferred are outstanding, the Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred, voting separately as a single class.
Section 11.    Fractional Shares. Series A Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.
*        *        *

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IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be executed on behalf of the Corporation by the undersigned authorized officer this 16th day of September, 2013.
/s/ Laura A. Donald
Name: Laura A. Donald
Title: Vice President

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CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SAFEWAY INC.
SAFEWAY INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
FIRST: That, a resolution of the Board of Directors (the "Board") of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders, was duly adopted by the Board at a meeting held on December 10, 2009. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that Article VIII of the Corporation's Restated Certificate of Incorporation be amended in its entirety to read as follows, subject to the required consent of the stockholders of the Corporation:
ARTICLE VIII
Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or stockholders owning at least Twenty-Five Percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.
SECOND: That, thereafter, at the annual meeting of the stockholders of the Corporation, the necessary number of shares required by statute were voted in favor of the amendment.
THIRD: That, such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SAFEWAY INC. has caused this Certificate of Amendment to be signed by Steven A. Burd, its President and Chief Executive Officer, and attested by Robert A. Gordon, its Senior Vice President, Secretary & General Counsel, this 19th day of May, 2010.

SAFEWAY INC.

By:	/s/ Steven A. Burd
Steven A. Burd
President and Chief Executive Officer

ATTEST

By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

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RESTATED CERTIFICATE OF INCORPORATION OF SAFEWAY STORES, INCORPORATED
Safeway Stores, Incorporated, a corporation existing under the laws of the State of Delaware, which was originally incorporated under the name SSI Holdings Corporation on July 23, 1986 (the "Corporation"), does hereby certify:
FIRST: That the Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:
ARTICLE I
The name of the Corporation is Safeway Inc.
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").
ARTICLE IV
The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Ten Million (310,000,000) consisting of Three Hundred Million (300,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

ARTICLE V
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 6 directors nor more than 12 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1991 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1992 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1993 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.
ARTICLE VI
Any or all of the directors of the Corporation may be removed from office at any time, either with or without cause, by the affirmative vote of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.
ARTICLE VII
Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

ARTICLE VIII
Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or the stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.
ARTICLE IX
The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.
ARTICLE X
A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.
B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the

Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
C. In furtherance and not in limitation of the powers conferred by statute:
(i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and
(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
ARTICLE XI
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.
ARTICLE XII
The Corporation reserves the right to repeal, alter amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.
SECOND: That this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Safeway Stores, Incorporated has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Peter A. Magowan, its President, and attested by Bernat Rosner, its Secretary, this 22nd day of February, 1990.

SAFEWAY STORES, INCORPORATED

/s/ Peter A. Magowan
Peter A. Magowan

ATTEST:

/s/ Bernat Rosner
Bernat Rosner

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SAFEWAY INC.
SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That, by written consent of the Board of Directors of said corporation as of February 28, 1996, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that Article IV of the Corporation's Restated Certificate of Incorporation be amended to read as follows, subject to the required consent of the stockholders of the Corporation:
ARTICLE IV
The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seven Hundred Seventy Five Million (775,000,000), consisting of Seven Hundred Fifty Million (750,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and Twenty Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

SECOND: That, thereafter, at the Annual Meeting of the stockholders of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Steven A. Burd, its President, and attested by Michael C. Ross, its Secretary, this 14th day of May, 1996.

SAFEWAY INC.

By:	/s/ Steven A. Burd
Steven A. Burd President

ATTEST:

/s/ Michael C. Ross
Michael C. Ross Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
OF
SAFEWAY U.S. HOLDINGS, INC.
a Delaware corporation
WITH AND INTO
SAFEWAY INC.
a Delaware corporation
(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)
SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
1. That the Corporation owns all of the outstanding shares of capital stock of Safeway U.S. Holdings, Inc., a Delaware corporation ("Safeway U.S. Holdings"),
2. That the Board of Directors of the Corporation determined to merge Safeway U.S. Holdings with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law and adopted the following resolutions as of November 1, 1996:
WHEREAS, the Corporation owns all of the issued and outstanding shares of capital stock of Safeway U.S. Holdings, Inc., a Delaware corporation ("Safeway U.S. Holdings"); and
WHEREAS, it is deemed to be advisable and in the best interests of the Corporation that the Corporation merge into itself Safeway U.S. Holdings;
NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge Safeway U.S. Holdings, its wholly-owned subsidiary corporation, into itself and that the Corporation assume all of Safeway U.S. Holdings' obligations pursuant to Section 253 of the Delaware General Corporation Law, such merger to be effective at midnight, Pacific time, on November 2, 1996;
RESOLVED FURTHER, that by virtue of the merger and without any action on the part of the holder thereof, each issued and outstanding share of capital stock of Safeway U.S.

Holdings immediately prior to the effective time of the merger shall be cancelled and no consideration issued in respect thereof;
RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holders thereof, each issued and outstanding share of capital stock of the Corporation immediately prior to the effective time of the merger shall remain unchanged and continue to be such issued and outstanding share of capital stock of the Corporation;
RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare a Certificate of Ownership and Merger setting forth these resolutions to merge Safeway U.S. Holdings into the Corporation, to cause said Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable to effect the transactions contemplated by these resolutions; and
RESOLVED FURTHER, that any and all actions heretofore taken by any officer or director of the Corporation and any and all agreements or other documents executed on behalf of the Corporation by an officer or director of the Corporation in connection with the merger of Safeway U.S. Holdings with and into the Corporation be, and they hereby are, ratified, confirmed and approved in all respects.
This Certificate of Ownership and Merger shall become effective at midnight, Pacific time, on November 2, 1996.

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IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Richard A. Wilson, its Vice President, this 1st day of November, 1996.

/s/ Richard A. Wilson
[Name] Richard A. Wilson
[Title] Vice President

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CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SAFEWAY INC.
SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That, by written consent of the Board of Directors of said corporation as of March 10, 1998, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that Article IV of the Corporation's Restated Certificate of Incorporation be amended to read as follows, subject to the required consent of the stockholders of the Corporation:
ARTICLE IV
The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Five Hundred Twenty Five Million (1,525,000,000), consisting of One Billion Five Hundred Million (1,500,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and Twenty Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

SECOND: That, thereafter, at the Annual Meeting of the stockholders of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Steven A. Burd, its President, and attested by Michael C. Ross, its Secretary, this 12th day of May, 1998.

SAFEWAY INC.

By:	/s/ Steven A. Burd
Steven A. Burd President

ATTEST:

/s/ Michael C. Ross
Michael C. Ross Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
OF
SAFEWAY INC.
SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
1. That the Corporation owns all of the outstanding shares of capital stock of Safeway Warehouse, Inc., a Delaware corporation.
2. That the Board of Directors of the Corporation determined to merge into itself Safeway Warehouse, Inc. pursuant to Section 253 of the Delaware General Corporation Law and adopted the following resolutions as of July 1,1998;
WHEREAS, the Corporation owns all of the issued and outstanding shares of capital stock of Safeway Warehouse, Inc., a Delaware corporation ("Safeway Warehouse"); and
WHEREAS, it is deemed to be advisable and in the best interests of the Corporation that the Corporation merge into itself Safeway Warehouse;
NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge Safeway Warehouse, its wholly-owned subsidiary corporation, into itself and assume all of its obligations pursuant to Section 253 of the Delaware General Corporation Law; and
RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare a Certificate of Ownership and Merger setting forth these resolutions to merge Safeway Warehouse into the Corporation, to cause said Certificate of Ownership and Merger to be filed with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to effect the transactions contemplated by these resolutions.

IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Michael C. Ross, its Senior Vice President this 1st day of July, 1998.

/s/ Michael C. Ross
Michael C. Ross,
Senior Vice President

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
SAFEWAY INC.
SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY;
FIRST: That, a resolution of the Board of Directors (the "Board") of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing its officers to submit such amendment to the stockholders of the Corporation for consideration thereof, was duly adopted by the Board at a meeting held on December 11, 2003. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that Article V of the Corporation's Restated Certificate of Incorporation be amended in its entirety to read as follows, subject to the required consent of the stockholders of the Corporation:
ARTICLE V
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 6 directors nor more than 12 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. At each annual meeting of stockholders of the Corporation, all directors shall be elected for a one (1) year term and shall hold office until the next succeeding annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Each director serving on the date of the filing of this certificate of amendment shall hold office until the next succeeding annual meeting of stockholders after such date and until his or her successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders.

SECOND: That, thereafter, at the annual meeting of the stockholders of the Corporation, the necessary number of shares required by statute were voted in favor of the amendment.
THIRD: That, such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, SAFEWAY INC. has caused this Certificate of Amendment to be signed by Steven A. Burd, its President and Chief Executive Officer, and attested by Robert A. Gordon, its Senior Vice President & General Counsel, this 15th day of June, 2004.

SAFEWAY INC.

By:	/s/ Steven A. Burd
Steven A. Burd
President and Chief Executive Officer

ATTEST:

By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President & General Counsel

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CERTIFICATE OF MERGER
MERGING
WESTGATE CENTER LLC
(a Washington limited liability company)
into
SAFEWAY INC.
(a Delaware corporation)
(Pursuant to Section 264 of the Delaware General Corporation Law)
Safeway Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

1.	That the names and states of domicile of the constituent entities are as follows:

(a)	Safeway Inc., a Delaware corporation ("Safeway" or the "Surviving Corporation").

(b)	Westgate Center LLC, a Washington limited liability company and wholly-owned subsidiary of Safeway (the "Disappearing Entity").

2.
That an Agreement and Plan of Merger, dated as of March 6, 2008 by and among Safeway and the Disappearing Entity, pursuant to which the Disappearing Entity shall merge with and into Safeway such that the separate existence of the Disappearing Entity will cease and Safeway shall become the Surviving Corporation as soon as the merger becomes effective (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264 of the Delaware General Corporation Law and Section 25.15.415 of the Washington Limited Liability Company Act.

3.	That Safeway shall be the Surviving Corporation of the Merger.

4.
That the Certificate of Incorporation of Safeway, as amended, shall continue to be the Certificate of Incorporation of the Surviving Corporation until further amended pursuant to the laws of the State of Delaware.

5.	That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation located at 5918 Stoneridge Mall Road, Pleasanton, CA 94588-3229.

6.
That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.

7.	That Articles of Merger have been filed this date with the Secretary of State of the State of Washington pursuant to Section 25.15.415 of the Washington Limited Liability Company act.

8.
That in accordance with Section 25.15.395 of the Washington Limited Liability Company Act and Section 1.2 of the Agreement and Plan of Merger, the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, Safeway Inc. has caused this Certificate of Merger to be executed by its duly authorized officer this March 6, 2008.

SAFEWAY INC.

By:	/s/ Bradley S. Fox
Bradley S. Fox
Vice President and Treasurer

WESTGATE CENTER LLC / SAFEWAY INC.
CERTIFICATE OF MERGER

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
PHOTO ACQUISITION I, INC.
(a Delaware corporation)
into
SAFEWAY INC.
(a Delaware corporation)
(PURSUANT TO SECTION 253 OF THE DELAWARE
GENERAL CORPORATION LAW)
Safeway Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

1.	The Company was incorporated on July 23, 1986, under the name SSI Holdings Corporation pursuant to the Delaware General Corporation Law.

2.	The Company is the owner of at least 90% of the outstanding shares of each class of the capital stock of Photo Acquisition I, Inc., a Delaware corporation (the "Subsidiary Corporation").

3.
The Company, by the following resolutions adopted on March 6, 2008, by the Board of Directors of the Company, approved the merger of the Subsidiary Corporation with and into the Company effective immediately upon filing of this document.

SHORT-FORM MERGER WITH SUBSIDIARY
WHEREAS, the Company owns all outstanding shares of capital stock of Photo Acquisition I, Inc., a Delaware corporation (the "Subsidiary Corporation"); and
WHEREAS, the Board of Directors deems it to be desirable and in the best interests of the Company to merge the Subsidiary Corporation with and into the Company such that the Subsidiary Corporation shall cease to be a separate entity and the Company shall become the surviving corporation of the merger in accordance with the provisions applicable to short form mergers set forth in Section 253 of the Delaware General Corporation Law (the "Merger");
NOW, THEREFORE, BE IT RESOLVED, that the Company hereby approves of the Merger as set forth above and hereby assumes all of the liabilities and obligations of the Subsidiary Corporation in accordance with the provisions of Section 253 of the Delaware General Corporation Law.
RESOLVED FURTHER, that the proper officers of the Company be, and each such officer hereby is, authorized and directed, for and on behalf of the Company and in its name, to execute and acknowledge a Certificate of Ownership and Merger (the

"Certificate") setting forth a copy of the resolutions authorizing the Merger and to thereafter cause such Certificate to be filed with the Delaware Secretary of State.
RESOLVED FURTHER, that the proper officers of the Company be, and each such officer hereby is, authorized and directed, for and on behalf of the Company and in its name, to cause to be prepared, executed and filed such forms and documents pertaining to the withdrawal of the Subsidiary Corporation from any jurisdictions in which it is qualified to conduct business as a foreign corporation.
RESOLVED FURTHER, that the proper officers of the Company be, and each such officer hereby is, authorized and directed, for and on behalf of the Company and in its name, to prepare or cause to be prepared and to execute, deliver, verify, acknowledge, file and/or record any documents, instruments, certificates, statements, papers, or any amendments thereto, as may be deemed necessary or advisable in order to effectuate the foregoing resolutions, and to take such further steps and do any and all such further acts or things as shall be deemed by such officers to be necessary or desirable in order to carry out the foregoing resolutions.
RESOLVED FURTHER, that all acts and deeds previously performed by the proper officers of the Company prior to the date of these resolutions that are within the authority conferred hereby, are ratified, confirmed and approved in all respects as the authorized acts and deeds of the Company.
[Signature page follows]

Executed on March 6, 2008.

SAFEWAY INC.

By:	/s/ Bradley S. Fox
Bradley S. Fox
Vice President and Treasurer

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